SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: February 10, 2004


                                   REVA, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


  COLORADO                        0-26235                    54-1921580
------------                     ----------                  ------------
(State or other                 (Commission                (IRS Employer
 Jurisdiction of                 File Number)             Identification No.)
 Incorporation)



                   212 North Oak Street, Suite A, Roanoke, TX 76262
                   ------------------------------------------------
                                  (Address)

        Registrant's Telephone Number, Including Area Code: (817) 491-8385
                                                            --------------




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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        REVA has entered into a definitive agreement to acquire 100% of the business of Regional Wireless Networks, Inc. consisting of wireless licenses, equipment, inventory, operations, and customers which operates a wireless telecom/broadband business in Texas. Purchase price is $105,000 cash paid in increments, $55,000 of which is due hereafter and $190,000 in restricted common stock based upon the lowest trading price in the previous 90 days multiplied by the required number of shares to equal $190,000.

        Before February 27, 2004, Buyer will deliver to Seller an appraisal of the fair market value of assets sold pursuant to this Agreement. Based upon the appraisal, the total cash consideration will be adjusted up or down by no more than twenty-five percent of the total cash consideration. The adjustment shall be reflected in the March 8, 2004 final cash payment.

        Closing is expected to occur on or before February 2, 2004. The Company is completing an audit for the business acquired in accordance with SEC regula-tions, which will be filed within 45 days after closing.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

          None.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

         None.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          Financial Statements:         None

          Exhibits:                     10.1 Sale and Purchase Agreement


ITEM 8.  CHANGE IN FISCAL YEAR

         None.


ITEM 9.  REGULATION FD DISCLOSURE

         None.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

         None.


ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS

         None.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.

Date: February 10, 2004
                                    Reva, Inc.


                                    By: /s/ James E. Ontiveros
                                        -----------------------------
                                    James E. Ontiveros, Chief Executive Officer